Exhibit B-16

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            GPU ENERGY SERVICES, INC.


      I, the undersigned, being the Sole Incorporator of the above named corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

      FIRST:      That the Certificate of Incorporation of this corporation
be, and it hereby is, amended by changing Article FIRST to read as follows:

            "FIRST":    The name of the corporation (hereinafter called the
"corporation") is GPU Advanced Resources, Inc."

      SECOND:     That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of the General Corporation Law of the State of Delaware, as amended.

            IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 15th day of January, 1997.



                                    Michael S. Shenberg
                                    Sole Incorporator